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                                TELEFONICA, S.A.

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

                                 ALL HOLDERS OF
                          AMERICAN DEPOSITARY RECEIPTS
                       OUTSTANDING UNDER THE TERMS OF THE
        DEPOSIT AGREEMENT, DATED AS OF NOVEMBER 13, 1996, AS AMENDED, BY
       AMENDMENT NO. 1 TO DEPOSIT AGREEMENT, DATED AS OF DECEMBER 3, 1999,
         AND AS FURTHER AMENDED BY AMENDMENT NO. 2 TO DEPOSIT AGREEMENT,
                           DATED AS OF JUNE 23, 2000.

                   -------------------------------------------

                                 Amendment No. 3
                                       to
                                Deposit Agreement

                   -------------------------------------------

                       Dated as of ________________, 2007

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I

DEFINITIONS....................................................................2

     SECTION 1.01. Definitions.................................................2
     SECTION 1.02. Effective Date..............................................2

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT................................................2

     SECTION 2.01. Deposit Agreement...........................................2
     SECTION 2.02. Amendments Binding on all Holders and Beneficial Owners.....3
     SECTION 2.03  Addition of Certain Definitions.............................3
     SECTION 2.04. Change of Fees of the Depositary............................4
     SECTION 2.05. Change of Fees of the Depositary............................4
     SECTION 2.06. Change of the Amendment Notice Period.......................7
     SECTION 2.06. Direct Registration System..................................7

ARTICLE III

AMENDMENTS TO THE FORM OF ADR.................................................15

     SECTION 3.01. ADR Amendment..............................................15
     SECTION 3.02. Change of Charges of the Depositary........................21

ARTICLE IV

AMENDMENTS TO THE FEE SCHEDULE................................................21

     SECTION 4.01. Amendment to Fee Schedule..................................21

ARTICLE V

REPRESENTATIONS AND WARRANTIES................................................22

     SECTION 5.01. Representations and Warranties of the Company..............22
     SECTION 5.02. Representations and Warranties of the Depositary...........22

ARTICLE VI

MISCELLANEOUS.................................................................23

     SECTION 6.01. New ADRs...................................................23
     SECTION 6.02. Notice of Amendment to Holders of ADSs.....................24
     SECTION 6.03. Indemnification............................................24
     SECTION 6.04. Ratification...............................................24
     SECTION 6.05. Governing Law..............................................25
     SECTION 6.06. Counterparts...............................................25


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

                                Table of Contents
                                   (continued)

                                                                            Page

EXHIBIT A

FORM OF RECEIPT..............................................................A-1

EXHIBIT B

FEE SCHEDULE  DEPOSITARY FEES AND RELATED CHARGES............................B-1

EXHIBIT C

NOTICE TO HOLDERS............................................................C-1


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

                      AMENDMENT NO. 3 TO DEPOSIT AGREEMENT

      AMENDMENT NO. 3 TO DEPOSIT AGREEMENT dated as of _____________, 2007 (the "Amendment"), by and among (i) Telefonica S.A., a corporation organized and existing under the laws of the Kingdom of Spain (the "Company"), (ii) Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and (iii) all Holders from time to time of American Depositary Receipts issued and outstanding under the Deposit Agreement (as defined below).

                                WITNESSETH THAT:

      WHEREAS, the Company and the Depositary entered into that certain Deposit Agreement, dated as of November 13, 1996, as amended by Amendment No. 1 to Deposit Agreement, dated as of December 3, 1999, as further amended by Amendment No. 2 to Deposit Agreement, dated as of June 23, 2000 (as so amended the "Deposit Agreement"), for the creation of American Depositary Shares ("ADSs") representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of the certificated American Depositary Shares; and

      WHEREAS, the ADSs are listed for trading on The New York Stock Exchange ("NYSE") and (i) the NYSE has eliminated the restrictions it previously imposed on depositary banks' fees and (ii) the NYSE will require that securities listed on the NYSE become eligible for the Direct Registration System (the "DRS"); and

      WHEREAS, the Company and the Depositary desire to (i) amend the Deposit Agreement, the ADRs currently outstanding, the form of ADR annexed to the Deposit Agreement as Exhibit A thereto, and the Charges of Depositary annexed to the Deposit Agreement as Exhibit D thereto to enable the Depositary to charge certain additional fees in respect of the ADSs, (ii) amend the Deposit

Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement as Exhibit A thereto to make the ADSs eligible for the DRS, and (iii) to give notice thereof to all Holders (as defined in the Deposit Agreement) of ADSs.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the ADRs currently outstanding, the form of ADR annexed as Exhibit A to the Deposit Agreement and the Charges of the Depositary annexed to the Deposit Agreement as Exhibit D as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

      SECTION 1.02. Effective Date. The term "Effective Date" shall mean the later to occur of (i) the expiration of three months after notice of this Amendment has been given to Holders of outstanding ADSs or (ii) the date upon which the Commission declares effective the applicable Post-Effective Amendment No. 3 to F-6 Registration Statement pursuant to which a form of this Amendment has been filed with the Commission.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date, refer to the Deposit Agreement, dated as of November 13, 1996, as amended by Amendment No. 1


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

to Deposit Agreement, dated, December 3, 1999, as further amended by Amendment No. 2 to Deposit Agreement, dated as of June 23, 2000, and as further amended by this Amendment and supplemented from time to time after the Effective Date in accordance with the terms of the Deposit Agreement.

      SECTION 2.02. Amendments Binding on all Holders and Beneficial Owners. From and after the Effective Date, the amendments to the Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date. Notwithstanding anything contained herein, in the Deposit Agreement or in any ADR, from and after the Effective Date any reference in the Deposit Agreement to Holders and Beneficial Owners of Receipts, ADRs or American Depositary Receipts shall include, unless a reasonable interpretation of the context otherwise mandates, Holders and Beneficial Owners of ADSs.

      SECTION 2.03. Addition of Certain Definitions. The Deposit Agreement is hereby amended as of the Effective Date to add Sections 1.15, 1.16 and 1.17 to read in their entirety as follows:

      "SECTION 1.15. The term "Beneficial Owner" shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. A Beneficial Owner of ADSs may or may not be the Holder of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name.

      SECTION 1.16. The term "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

      SECTION 1.17. The term "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC."

      SECTION 2.04. Change of Fees of the Depositary. All references made in the Deposit Agreement to the fees of the Depositary shall, as of the Effective Date, refer to the fees and charges set forth in Exhibit B to this Amendment.

      SECTION 2.05. Change of Fees of the Depositary. To reflect the change in fees, the Deposit Agreement is hereby amended as of the Effective Date by deleting Section 5.09 in its entirety and inserting the following in its stead:

      "SECTION 5.09. Fees and Charges of Depositary. The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

      Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of

      Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable record date established from time to time by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs. Transfer fees are payable by the person presenting an ADR to the Depositary for transfer at the time of transfer.

      The Depositary may remit to the Company all or a portion of the Depositary fees charged for the reimbursement of certain expenses incurred by the

      Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The

      Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The right of the Depositary to receive payment of its fees and charges, and reimbursement of expenses from Holders, the Beneficial Owners, and Persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities, as provided above, shall survive the termination of the Deposit Agreement. The right of the Depositary to receive fees and charges and reimbursement of its expenses from the Company as described above shall survive the termination of the Deposit Agreement only to the extent they were incurred prior to the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal."

            SECTION 2.06 Change of the Amendement Notice Period.

            To reflect the change of the required period for notice to Holders of an amendment to the Deposit Agreement, the Deposit Agreement is hereby amended as of the Effective Date by deleting Section 6.01 in its entirety and inserting the following in its stead:

            "SECTION 6.01 Amendment. The Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect. Any amendment that shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs and expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars) or that shall otherwise prejudice any substantial existing right of Holders, shall not however, become effective as to outstanding Receipts until the expiration of one month after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of one month after such notice shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law."

            SECTION 2.07 Direct Registration System. In order to make the ADSs eligible for the DRS, the Deposit Agreement is hereby amended as of the Effective Date by:

            (a) deleting the Section 1.01 in its entirety and inserting the following in its stead:

            "SECTION 1.01. The term "American Depositary Share(s)" and "ADS(s)" shall mean the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the American Depositary Receipt(s) issued hereunder to evidence such ADSs. ADS(s) may be issued under the terms of this Deposit Agreement in the form of (a) Certificated ADS(s), in which case the ADS(s) are to be evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not to be evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.10. Unless otherwise specified in this Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Each ADS shall represent 3 Shares, until there shall occur a distribution upon Deposited Securities referred to in
            Section 4.02 or a change in Deposited Securities referred to in
            Section 4.08 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the Shares or Deposited Securities determined in accordance with the terms of such Sections."

            (b) adding the following new Section 1.18:

            "SECTION 1.18. The term "Certificated ADS(s)" shall have the meaning set forth in Section 2.10."

            (c) adding the following to the end of Section 1.09 definition of Holder thereof:

            "A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADSs registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name. Any reference to Holders of ADR(s) or ADS(s) in this Deposit Agreement shall, in the context of the Uncertificated ADSs, refer to the person(s) in whose name the Uncertificated ADSs are registered on the books of the Depositary maintained for such purpose."

            (d) deleting Section 1.11 in its entirety and inserting the following in its stead:

            "SECTION 1.11 The term "Receipt(s)"; "American Depositary Receipt(s)" and "ADR(s)" shall mean any series of the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of this Deposit Agreement in the form of Certificated ADS(s), as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate."

            (e) adding the following as a new Section 1.19:

            "SECTION 1.19. The term "Uncertificated ADS(s)" shall have the meaning set forth in Section 2.10."

            (f) deleting the first sentence of Section 2.01(a) thereof in its entirety and inserting the following in its stead:

            "Certificated ADSs shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary."

            (g) deleting Section 2.01(b) thereof in its entirety and inserting the following in its stead:

            "Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subjected to any liability under the Deposit Agreement or any ADR to any holder or any Beneficial Owner unless such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner's representative, is the Holder registered on the books of the Depositary."

            (h) adding Section 2.01(c) to read in its entirety as follows:

            The Depositary shall make arrangements for the acceptance of the ADSs into DTC. All ADSs held through DTC will be registered in the name of the nominee for DTC (currently "Cede & Co."). As such, the nominee for DTC will be the only "Holder" of all ADSs held through DTC. Unless issued by the Depositary as Uncertificated ADS, the ADS registered in the name of Cede & Co. will be evidenced by a single ADR in the form of a "Balance Certificate," which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

            (i) adding the following new Section 2.10:

            "SECTION 2.10. Certificated/Uncertificated ADSs. Notwithstanding any other provision of this Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADS(s)" and the ADS(s) evidenced by ADR(s), the "Certificated ADS(s)"). When issuing and maintaining Uncertificated ADS(s) under this Deposit Agreement, the Depositary shall at all times be subject to (a) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (b) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has written notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the

      Depositary, subject in each case to (w) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has written notice, (x) the terms of this Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (y) applicable law, and (z) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (1) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (2) Uncertificated ADS(s) shall, subject to the terms of this Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law,
      (3) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law,
      (4) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that such rules and regulations do not conflict with the terms of this Deposit Agreement and applicable law, (5) the Uncertificated ADS(s) shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (6) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (7) upon termination of this Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADSs under the terms of Section 6.02 of this Deposit Agreement. When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.03, 4.02, 4.03 and 4.04, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of this Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this
      Section 2.10. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.10. Any references in this Deposit Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.10 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (I) the terms of this Deposit Agreement (other than this Section 2.10) and (II) the terms of this Section 2.10, the terms and conditions set forth in this Section 2.10 shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Uncertificated ADSs."

                                   ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01. ADR Amendment. The form of ADR attached as Exhibit A to the Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by:

      (a) deleting the form of legend to be used on certain Receipts set forth on the face thereof in its entirety and inserting the following in its stead:

      "FORM OF DIVIDEND LEGEND TO BE USED ON CERTAIN RECEIPTS

      This Receipt evidences the right to receive Shares that were issued as of __________ and that we are entitled to reduce dividends with respect to dividend payment for fiscal year 20__. The Holder of the Receipt will be entitled to dividends only in proportion to the known day which such Shares were outstanding in fiscal year 20___. The Holder of this Receipt will be entitled to full dividend rights beginning with dividends paid with respect to the fiscal year 20____."

      (b) deleting the first paragraph thereof in its entirety and inserting the following in its stead:

      "Citibank, N.A., a national banking association organized under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that __________ is the owner of American Depositary Shares ("American

Depositary Shares") representing the right to receive deposited Shares of capital stock of Telefonica S.A. of 1.00 euro nominal value each ("Shares"), or evidence of rights to receive such Shares of Telefonica S.A., a corporation organized under the laws of the Kingdom of Spain (the "Company"). At the date hereof, each American Depositary Share represents the right to receive three Shares deposited under the Deposit Agreement (hereinafter defined) with the Custodian (as defined in the Deposit Agreement)."

      (c) deleting the address of the Depositary on the face thereof and inserting 388 Greenwich Street, 14th Floor, New York, New York 10013

      (d) deleting the first sentence of paragraph (1) thereof in its entirety and inserting the following in its stead:

      "This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of November 13, 1996, as amended by Amendment No. 1 to Deposit Agreement, dated as of December 3, 1999, as further amended by Amendment No. 2 to Deposit Agreement, dated as of June 23, 2000 and as further amended by Amendment No. 3 to Deposit Agreement, dated as of ___, 2007(as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders of American Depositary Receipts each of whom by accepting an ADS becomes bound by all the terms and provisions thereof."

      (e) deleting paragraph (7) thereof in its entirety and inserting the following in its stead:

            "(7) Charges of Depositary. The Depositary shall charge the following fees:

            (i) Issuance Fee: to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

            (ii) Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

            (iii) Cash Distribution Fee: to any Holder of ADS(s), a fee not in
                  excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements);

            (iv) Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of stock dividends or other free stock distributions or upon the exercise of rights to purchase additional ADSs;

            (v) Other Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs;

            (vi) Depositary Services Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary; and

            (vii) ADR Transfer Fee: to any person presenting an ADR for transfer, a fee not in excess of U.S. $1.50 per ADR so presented for transfer.

      In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities as the case may be will be required to pay the following charges:

            (a) taxes (including applicable interest and penalties) and other governmental charges attributable to them;

            (b) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (c) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing

                  Shares or Holders and Beneficial Owners of ADSs;

            (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (e) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (f) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

            All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph 19 of this ADR and as contemplated in the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

            Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS Record Date established from time to time by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the ADS Record Date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs. Transfer fees are payable by the person presenting an ADR to the Depositary for transfer at the time of transfer.

            The Depositary may remit to the Company all or a portion of the Depositary fees charged for the reimbursement of certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time.

The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 Resignation and Removal of the Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal."

      (f) deleting the first sentence of paragraph (8) thereof in its entirety and inserting the following in its stead:

      "It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer."

      (g) deleting paragraph (10) in its entirety and inserting the following in its stead:

      "(10) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission and located at 100 F. Street, N.E. Washington, D.C. 20549, and the principal executive office of the Depositary."

      (h) deleting paragraph (19) in its entirety and inserting the following in its stead:

      "(19) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may be amended by agreement between the Company and the

Depositary. Any amendment that shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with conversion of foreign currency into U.S. dollars) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of one month after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of one month shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provision of applicable law."

      SECTION 3.02. Change of Charges of the Depositary. All references to the Charges of the Depositary made in the form of ADR attached as Exhibit A to the Deposit Agreement and in each of the ADRs outstanding, as of the Effective Date, under the terms of the Deposit Agreement shall, as of the Effective Date, refer to the Charges of the Depositary set forth in paragraph ( 7 ) of the Form of ADR attached as Exhibit A to this Amendment and the Fee Schedule attached as Exhibit B to this Amendment.

                                   ARTICLE IV

                         AMENDMENTS TO THE FEE SCHEDULE

      SECTION 4.01. Amendment to Fee Schedule. The Fee Schedule annexed to the Deposit Agreement as Exhibit D is hereby amended by deleting it in its entirety and inserting Exhibit B to this Amendment in its stead.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.01. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

      (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in Spain, neither of such agreements need to be filed or recorded with any court or other authority in Spain, nor does any stamp or similar tax need be paid in Spain on or in respect of such agreements; and

      (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

      SECTION 5.02. Representations and Warranties of the Depositary. The Depositary represents and warrants to, and agrees with, the Company and the Holders and Beneficial Owners, that:

      (a) This Amendment, when executed and delivered by the Depositary, and the Deposit Agreement and all other documentation executed and delivered by the Depositary in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Depositary, and constitute legal, valid and binding obligations for the Depositary, enforceable against the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in the United States, neither of such agreements need to be filed or recorded with any court or other authority in the United States apart from the filing of this Amendment under the Form F-6 with the Securities and Exchange Commission, nor does any stamp or similar tax need to be paid in the United States on or in respect of such agreements, and

      (c) All of the information provided to the Company by the Depositary in connection with this Amendment is true, accurate and correct.

                                   ARTICLE VI

                                  MISCELLANEOUS

      SECTION 6.01. New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 6.02. Notice of Amendment to Holders of ADSs. The Depositary is hereby directed to send notices informing the Holders of ADSs (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, and (iii) that the Holder of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 6.01 hereof and (iv) that Holders of Uncertificated ADSs do not need to take any action in connection with the Amendment, and (v) that copies of this Amendment may be retrieved from the Commission's website at www.sec.gov and may be obtained from the Depositary and the Company upon request. The Depositary hereby confirms that Notice of Amendment in the form attached as Exhibit C hereto has been delivered to Holders of ADRs as of February 7, 2007.

      SECTION 6.03. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.08 of the Deposit Agreement, as amended hereby in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein..

      SECTION 6.04. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

      SECTION 6.05. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made to and to be performed in that state.

      SECTION 6.06. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                        TELEFONICA, S.A.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        CITIBANK, N.A., as Depositary


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

            [FORM OF DIVIDEND LEGEND TO BE USED ON CERTAIN RECEIPTS]

            This Receipt evidences the right, to receive shares that were issued
as of                                   , and that are entitled to reduced
dividends with respect to dividend payment for fiscal year 20__. The Holder of this Receipt will be entitled to dividends only in proportion to the known day which such Shares were outstanding in fiscal year 20__. The Holder of this receipt will be entitled to full dividend rights beginning with dividends paid with respect to the fiscal year 20__.

                            [FORM OF FACE OF RECEIPT]

                          AMERICAN DEPOSITARY RECEIPTS

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                        representing the right to receive

           SHARES OF CAPITAL STOCK OF 1.00 EURO NOMINAL VALUE EACH, OF

                                 TELEFONICA S.A.

                     (Incorporated under the laws of Spain)

No. _______________

      CITIBANK, N.A., a national banking association organized under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that______is the owner of American Depositary Shares ("American Depositary Shares"), representing the right to receive deposited Shares of capital stock of Telefonica, S.A. of 1.00 euro nominal value each ("Shares"), or evidence of rights to receive such Shares of Telefonica, S.A., a corporation organized under the laws of the Kingdom of Spain (the "Company"). At the date hereof, each American Depositary Share represents the right to receive three Shares deposited under the Deposit Agreement (hereinafter defined) with the Custodian (as defined in the Deposit Agreement).

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of November 13, 1996, as amended by Amendment No. 1 to Deposit Agreement, dated as of December 3, 1999, as further amended by Amendment No. 2 to Deposit Agreement, dated as of June 23, 2000 and as further amended by amendment No. 3 to Deposit Agreement, dated as of ___, 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders of American Depositary Receipts, each of whom by accepting an ADS become bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement and of the Company's provisions of or governing Deposited Securities are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer offices. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representations or warranty as to the validity or worth of the Deposited Securities.

      (2) Withdrawal of Deposited Securities. Upon surrender of this Receipt and payment of the fee of the Depositary provided for in paragraph (7) of this Receipt at the Depositary's Office or at such other offices as it may designate, subject to the Deposit Agreement and the provisions of or governing the Deposited Securities, the Holders hereof are entitled to the Delivery of such Deposited Securities and the delivery of Transfer Documents with respect to such Deposited Securities at the time represented by this Receipt, in each case in the name of such Holder or upon such Holder's order. Such Delivery and delivery, respectively, shall be at the office of the Custodian. For purposes of this Receipt, the term "Delivery" shall mean, with respect to any security, either
(i) the recording of transfer of such security by the entity or entities required or empowered by Spanish law or (ii) in the case of securities not subject to transfer by recordation, the delivery of a physical certificate representing such security, and the term "Transfer Documents" shall mean such document or documents, if any, that, together with Delivery of a security, effectuates the legal transfer of title of a security under Spanish law, and that provides all reference numbers necessary to determine all rights and privileges, including the right to receive all dividends and other distributions to be paid or made available to holders of such securities after such securities are deposited pursuant to the Deposit Agreement, whether or not such dividends or other distributions were declared or authorized prior to the time such securities are so deposited. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Transfer Documents and make such Delivery at the Depositary's Office or at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction IA(1) to Form F-6 under the Securities Act of 1933, as amended.

      (3) Transfers, Split-ups and Combination. This Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares and the same rights to distributions with respect thereto as those evidenced by the Receipt or Receipts surrendered.

      (4) Certain Limitations. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution therein or the withdrawal of any Deposited Securities, the Depositary or the Custodian may, and upon instructions of the Company shall, require of the Holder, the presentor of the Receipt or the depositor of Shares: (a) payment of a sum sufficient to pay or reimburse any of them for payment of any of the following. (unless payable by the Company as set forth in the Deposit Agreement): (i) any stock transfer or other tax (including, but not limited to, any Spanish income tax) or other governmental charge with respect thereto, (ii) any stock transfer or registration fees for the registration of Shares or other Deposited Securities upon any applicable register or brokerage fees applied by the Spanish stock exchanges or the relevant member of such stock exchanges acting as a brokerdealer or any other person authorized under Spanish law to act in a similar capacity and (iii) any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts that are set forth in Exhibit D to the Deposit Agreement; (b) the production of proof satisfactory to either the Depositary or the Custodian, as the case may be, as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01 of the Deposit Agreement; (c) delivery of any forms required by Spanish law or custom in connection with Delivery of Deposited Securities or with the execution or delivery of Transfer Documents; and (d) compliance with such reasonable regulations, requirements or conditions, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register or any register for Shares or other Deposited Securities is closed, or at any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of shareholders or any payment of dividends. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States. The Depositary may issue Receipts against rights to receive Shares from the Company or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions. The Depositary may issue Receipts against other rights to receive shares (a "pre-release") only if (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares, has assigned all beneficial right, title and interest in such Shares other than in satisfaction of the pre-release (no other evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 20% of Shares actually deposited. Such collateral, but not the earnings therein, shall be held for the benefit of Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights including without limitation earnings on the collateral securing such other rights.

      (5) Liability of Holder for Taxes. If any tax or other governmental charge, including any tax payable on transfer, shall become payable by or on behalf of the Custodian, the Depositary or the Company with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary. The Depositary may, and upon instructions from the Company shall,
(i) refuse to effect any registration of transfer of this Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, or (ii) withhold or deduct from any distributions on such Deposited Securities or sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and, after deduction for its reasonable expenses incurred in connection therewith, apply the net proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

      (6) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

      (7) Charges of Depositary. The Depositary shall charge the following fees:

      (i) Issuance Fee: to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S.$5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below;

      (ii) Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

      (iii) Cash Distribution Fee: to any Holder of ADS(s) a fee not in excess of U.S.$5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e. upon the sale of rights and other entitlements); and

      (iv) Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of stock dividends or other free stock distributions or upon the exercise of rights to purchase additional ADSs;

      (v) Other Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs;

      (vi) Depositary Service Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary; and

      (vii) ADR Transfer Fee: to any person presenting an ADR for transfer, a fee not in excess of U.S. $1.50 per ADR so presented for transfer.

            In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities as the case may be will be required to pay the following charges:

            (a) taxes (including applicable interest and penalties) and other governmental charges attributable to them;

            (b) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (c) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (e) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (f) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

            All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph 19 of this ADR and as contemplated in the Deposit Agreement. The Depositary will provide without charge, a copy of its latest fee schedule to anyone upon request.

            Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable record date established from time to time by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.

In the case of distributions other than cash and the Depositary service, the Depositary will invoice the applicable Holders as of the record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs. Transfer fees are payable by the person presenting an ADR to the Depositary for transfer at the time of transfer.

            The Depositary may remit to the Company all or a portion of the Depositary fees charged for the reimbursement of certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall pay the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The right of the Depositary to receive payment of its fees, and charges and reimbursement of expenses from Holders, the Beneficial Owners, and Persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities, as provided above, shall survive the termination of the Deposit Agreement. The right of the Depositary to receive fees and charges and reimbursement of its expenses from the Company as described above shall survive the termination of the Deposit Agreement only to the extent they were incurred prior to the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 , such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

      (8) Title to Receipt. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer.

      (9) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or, if a Receipt registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of such registrar or any co-registrar.

      (10) Available Information.. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission and located at 100 F. Street, N.E. Washington, D.C. 20549, and the principal executive office of the Depositary.

Dated:

                                              CITIBANK, N.A.,
                                                as Depositary


                                              By:_______________________________
                                                          (Title)

      As of the date of the Deposit Agreement, the address of the Depositary's Office is 388 Greenwich Street, 14th Floor, New York, New York 10013.

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

      (11) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, promptly distribute the amount thus received, by checks drawn on a bank in the City of New York, to the Holders on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or requested to be withheld by the Company, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into U.S. dollars (after deduction of the Depositary's charges and expenses in effecting such conversion) before distribution to Holders. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of Shares, the Depositary may, or if the Company so requests, the Depositary shall, subject to the Deposit Agreement, distribute to the Holders on a record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any distribution, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants on a stock exchange on which such rights are listed or over-the-counter market on which such rights are traded (or, with the written approval of the Company, at private sale), at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary will distribute to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided that if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided further that if any securities to be sold pursuant to the preceding clause are listed on a stock exchange or traded on a over-the-counter market, such securities shall be sold on such a stock exchange or over-the-counter market. The Holders alone shall be responsible for payment of any taxes due as a result of sales pursuant to the preceding two sentences. The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

      (12) Record Dates. Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix, and shall notify the Company of, a record date for the determination of the Holders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or act in respect of such other. matter, subject to the provisions of the Deposit Agreement.

      (13) Voting of Deposited Securities. As soon as practicable after receipt of notice in English of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary will except in the case of Deposited Securities represented by Peruvian ADSs, the delivery of voting instructions in respect of which shall be determined in accordance with terms of Article (21) hereof and Section 2.09 (c) of the Deposit Agreement mail to the Holders a notice containing (a) such information as is contained in such notice, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts and(c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Board of Directors of the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request. The Depositary will not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary will deem such holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company with respect to such Deposited Securities and the Depositary will give a discretionary proxy to a person designated by the Board of Directors of the Company to vote such Deposited Securities, provided that (i) no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Board of Directors of the Company informs the Depositary (and the Board of Directors of the Company agrees to so inform promptly in writing) that (x) the Board of Directors of the Company does not wish such proxy given, (y) substantial opposition exists or (z) materially affects the rights of holders of Shares and (ii) such discretionary proxy shall be given only if such notice to Holders indicated, to the extent practicable, the manner in which such designated person will vote such proxy.

      (14) Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

      (15) Reports; Inspection of Register. The Depositary will make available for inspection by Holders at the Depositary's Office and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary or the Custodian pursuant to the Deposit Agreement and (b) made generally available to the holders of Deposited Securities by the Company.

Except in the case of Peruvian ADSs, which shall be governed by the terms of
Section 2.09 of the Deposit Agreement and Article (21) hereof, the Depositary will also mail or make available to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will arrange for the prompt transmittal of the English language version received by it or the Custodian from the Company of any notice of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such Holders, or of the taking of any action by such Holders other than at a meeting. The Depositary will keep, at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

      (16) Withholding. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) that in its sole judgment it believes are required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit, on advice of the Company, to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency and so withheld by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto; that if any securities to be sold pursuant to the preceding clause are listed on a stock exchange or traded on an over-the-counter market, such securities shall be sold on such stock exchange or over-the-counter market.

      (17) Liability of the Company and the Depositary. Neither the Depositary, or its agents, nor the Company or its agents shall incur any liability if, by reason of any present or future law, act of God, war or other circumstance beyond its control, or, in the case of the Depositary and its agents, any provision of the Company's By-laws or of the securities deposited pursuant to the Deposit Agreement, the Depositary or its agents or the Company or its agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement, the Company's By-laws or the Deposited Securities it is provided shall be done or performed, or the Depositary or the Company shall be obliged to do or perform any act or thing which is inconsistent with the provisions of the Deposit Agreement. Each of the Company, the Depositary and its agents assume no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith. Neither the Depositary, its agents nor the Company will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding on behalf of Holders in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required or (b) liability for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts; provided that the only obligations of the Company to the Depositary or its agents with respect to such activities shall be those owed to holders of such securities generally. The Company has agreed to indemnify the Depositary, the Custodian, any Receipt registrar, co-transfer agent, co-registrar or other agent of the Depositary (the "Indemnified Persons") against any loss, liability or expense (including fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with the Deposit Agreement and the Receipts, (i) by any Indemnified Person, except to the extent that any such loss, liability or expense is due to the negligence or-bad faith of such Indemnified Person, or (ii) by the Company or any of its agents, or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or any other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof (except to the extent such loss, liability or expense arises out of the information (or omissions from such information) relating to such Indemnified Person, furnished in writing to the Company by such Indemnified Person expressly for use in a registration statement under the Securities Act of 1933), or (c) out of or in connection with any withholding or payment of any tax levied or asserted by the Kingdom of Spain on the Depositary (other than a tax on the Depositary's overall net income) as a result of performing its required functions as Depositary under the Deposit Agreement, which shall not operate to relieve any Holder of any liability it .may have with respect thereto. Each Indemnified Person shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the Company in connection with the Deposit Agreement and the Receipts due to the negligence or bad faith of such Indemnified Person.

      (18) Registration and Removal of Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary, upon written request or written approval of the Company, may at any time appoint substitute or additional Custodians and the term Custodian refers to each Custodian or all Custodians as the context requires.

      (19) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary. Any amendment that shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with conversion of foreign currency into U.S. dollars) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of one month after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of one month shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provision of applicable law.

      (20) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have. resigned, provided that no successor depositary shall have been appointed and accepted its. appointment within such 90 days. After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered

      (21) ADS in Peru.

      (a) General. The Company has listed its ADSs on the Lima Stock Exchange in Lima, Peru and has arranged for the ADSs to be included in CAVALI, the Peruvian central depository ("CAVALI") and the ADSs held in CAVALI, the "Peruvian ADSs"), which is a direct participant in the Depository Trust Company ("DTC"). The Peruvian ADSs are fungible with the ADSs held in DTC. Except a set forth in this Article (21) and in Section 2.09 of the Deposit Agreement, and except as required by applicable law, the Peruvian ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to Peruvian ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than Section 2.09 of the Deposit Agreement) and (b) the terms of Section 2.09 of the Deposit Agreement, the terms of Section 2.09 of the Deposit Agreement shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Peruvian ADSs. Each Holder and each Beneficial Owner of Peruvian ADSs agrees that CAVALI shall be fully authorized to disclose to the Company and its agent the names of the Holders and Beneficial Owners of Peruvian ADSs, and other related information, maintained on CAVALI's records.

      (b) Notices. Notwithstanding anything contained in the Deposit Agreement or this Receipt, any notice, document or instrument required under the terms of the Deposit Agreement to be sent to Holders of Receipts may, if the Company so elects, in lieu of a mailing, be transmitted to holders of Peruvian ADSs by means of publication in a newspaper of general circulation in Peru, including, without limitation, by means of a notice stating, inter alia, that the applicable notice, document or instrument is available for inspection during business hours at a specified location in Lima, Peru or that the notice, document or instrument may be obtained upon request.

      (c) Voting of Deposited Securities. Notwithstanding anything else contained in the Deposit Agreement or this Receipt the Depositary shall not be required to mail any of the materials described in Section 4.07 of the Deposit Agreement to holders of Peruvian ADSs. The Company agrees to separately appoint a financial institution in Lima, Peru to act as voting gent in Peru (the "Peruvian Voting Agent") for the Peruvian ADSs. As soon as practicable after publication of a notice of a meeting or solicitation of consents or proxies, of holders of Shares or other Deposited Securities in Spain, the Company shall cause the Peruvian Voting Agent to take the following actions:

      (i) announce the establishment of the applicable record date for Peruvian ADSs (coinciding with the record date established by the Depositary in respect of the ADSs held in DTC);

      (ii) request for CAVALI a list of all holders of Peruvian ADSs held through CAVALI;

      (iii) publish a newspaper of general circulation in Peru a notice in Spanish containing, inter alia, (a) the date of the meeting of holders of Shares in Spain, (b) the matters to be voted on at the meeting, (c) a statement that holders of Peruvian ADSs may obtain from the Peruvian Voting Agent a copy of the materials distributed to holders of Shares in Spain, (d) a statement that holders of Peruvian ADSs as of the applicable record date may, subject the terms of the Deposited Agreement (including Section 2.09 thereof) and the terms of the Deposited Securities, instruct the Depositary to exercise the voting rights, if any, pertaining to the Deposited Securities represented by such holders' Peruvian ADSs, by completing and signing the voting instructions from contained in such published notice and delivering such completed and signed voting instructions to the Peruvian Voting Agent before a specified deadline, and (c) a statement that, if no voting instructions are received in respect of a Peruvian ADS, the Depositary shall, subject to the terms of the Deposit Agreement, deem the owner(s) of the Peruvian ADSs to have instructed the Depositary to give a discretionary proxy of a person designated by the Board of Directors of the Company to vote the Deposited Securities represented by such person's ADSs;

      (iv) verify the voting instructions received from holders of Peruvian ADSs (on the basis of the information received from CAVALI) and aggregate and tabulate the voting instructions validly received; and

      (v) present to CAVALI for its signature one or more English language voting instruction cards to be delivered to the Depositary in accordance with the terms of the Deposit Agreement and deliver such English language voting instruction card(s) to the Depositary on a timely basis.

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

(I)   Depositary Fees

            The Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the
Depositary:

-----------------------------------------------------------------------------------------------------------------
             Service                                  Rate                              By Whom Paid
-----------------------------------------------------------------------------------------------------------------
(1)   Issuance of ADSs upon deposit   Up to U.S. $5.00 per 100 ADSs (or     Person depositing Shares or person
      of Shares (excluding            fraction thereof) issued.             receiving ADSs.
      issuances as a result of
      distributions described in
      paragraph (4) below).
-----------------------------------------------------------------------------------------------------------------
(2)   Delivery of Deposited           Up to U.S. $5.00 per 100 ADSs (or     Person surrendering ADSs for
      Securities against surrender    fraction thereof) surrendered.        purpose of withdrawal of Deposited
      of ADSs.                                                              Securities or person to whom
                                                                            Deposited Securities are delivered.
-----------------------------------------------------------------------------------------------------------------
(3)   Distribution of cash            Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
      dividends or other cash         fraction thereof) held.
      distributions (i.e., sale of
      rights and other
      entitlements).
-----------------------------------------------------------------------------------------------------------------
(4)   Distribution of ADSs pursuant   Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
      to (i) stock dividends or       fraction thereof) held.
      other free stock
      distributions, or
      (ii) exercise of rights to
      purchase additional ADSs.
-----------------------------------------------------------------------------------------------------------------
(5)   Distribution of securities      Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
      other than ADSs or rights to    fraction thereof) held.
      purchase additional ADSs
      (i.e., spin-off shares).
-----------------------------------------------------------------------------------------------------------------
(6)   Depositary Services.            Up to U.S. $5.00 per 100 ADSs (or     Person holding ADSs on applicable
                                      fraction thereof) held.               record date(s) established by the
                                                                            Depositary.
-----------------------------------------------------------------------------------------------------------------
(7)   Transfer of ADRs.               Up to U.S. $1.50 per certificate      Person presenting certificate for
                                      presented for transfer.               transfer.
-----------------------------------------------------------------------------------------------------------------

(II)  Charges

            Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities as the case may be shall be responsible for the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges, attributable to them;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Deposited Securities.

                                    EXHIBIT C

                 NOTICE OF AMENDMENT NO. 3 TO DEPOSIT AGREEMENT

                                Telefonica, S.A.

To the Holders of American Depositary Receipts ("ADRs"), evidencing American Depositary Shares ("ADSs"), representing Shares of the Company.

----------------------------------------------------------------------------------------------------
Company:                                       Telefonica, S.A., a corporation organized and
                                               existing under the laws of the Kingdom of Spain.
----------------------------------------------------------------------------------------------------
Depositary:                                    Citibank, N.A.
----------------------------------------------------------------------------------------------------
Deposited Securities:                          Shares of capital stock, nominal value 1 euro per
                                               share, of the Company.
----------------------------------------------------------------------------------------------------
ADS CUSIP No.:                                 879382208.
----------------------------------------------------------------------------------------------------
ADS Ratio:                                     3 Shares to 1 ADS.
----------------------------------------------------------------------------------------------------
Deposit Agreement:                             Deposit Agreement, dated as of November 13, 1996,
                                               among the Company, the Depositary and all Holders
                                               of ADRs, as amended by Amendment No. 1 to Deposit
                                               Agreement, dated as of December 3, 1999, and as
                                               further amended by Amendment No. 2 to Deposit
                                               Agreement, dated as of June 23, 2000.
----------------------------------------------------------------------------------------------------
Effective Date:                                The later to occur of (i) expiration of three (3)
                                               months after the date of this Notice and (ii) the
                                               date upon which the U.S. Securities and Exchange
                                               Commission (the "SEC") declares effective the
                                               Post-Effective Amendment to the Registration
                                               Statement on Form F-6 related to this Amendment No.
                                               3.
----------------------------------------------------------------------------------------------------

      Notice is hereby given that, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary have agreed to amend the Deposit Agreement by means of an Amendment No. 3 to the Deposit Agreement (the "Amendment No. 3"). Capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

      Please be advised that pursuant to the terms of the Amendment No. 3, the Deposit Agreement and all ADRs are to be amended to (i) enable the Depositary to charge certain additional fees in respect of the ADSs and the ADRs, and (ii) make the ADSs eligible for the Direct Registration System in compliance with the requirements of the New York Stock Exchange. A copy of the amended Charges of

Depositary is attached to this Notice and sets forth the total fees to be charged by the Depositary in respect of the ADSs and the ADRs. The Company and the Depositary intend to file a draft of the Amendment No. 3 with the SEC under cover of a Post-Effective Amendment to Registration Statement on Form F-6 (the "F-6 Amendment").

      You are hereby advised that until the later of (i) the expiration of three months after the date of this Notice and (ii) declaration of effectiveness by the SEC of the F-6 Amendment (such date, the "Effective Date"), the additional fees shall not be imposed on any ADS or ADR holder. By continuing to hold any outstanding ADS or ADR issued under the Deposit Agreement after the Effective Date, Holders and Beneficial Owners of ADSs will be deemed for all purposes to have consented and agreed to such new fees and to be bound by the revised terms of the Deposit Agreement as amended by this Amendment No. 3.

      From and after the Effective Date, the Depositary shall arrange to have new ADRs printed that reflect the changes effected by the Amendment No. 3. However, ADRs issued prior to the Effective Date which do not reflect the changes effected by the Amendment No. 3 do not need to be surrendered for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement.

      Copies of the Deposit Agreement and the draft Amendment No. 3 will be available for retrieval from the SEC's website at www.sec.gov and from the principal offices of the Depositary located at 388 Greenwich Street, 14th Floor, New York, New York 10013 once the Depositary and the Company file the F-6 Amendment with the SEC. If you have any questions regarding this draft Amendment No. 3, please call Citibank, N.A. - ADS Shareholder Services at 1-877-248-4237.

                                                   Citibank, N.A., as Depositary
February 7, 2007


                                       C-2